UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9555 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective September 30, 2020, Zynex, Inc. (“Company”) entered into a Lease Agreement (“Lease”) with GIG CW Compark, LLC. for 50,488 square feet of manufacturing and inventory storage space at 14800 Grasslands Drive, Englewood, CO 80112. The term of lease begins on the earlier of the substantial completion of the tenant improvements (as defined in the Lease) or January 15, 2021 and runs for 65 months. From the effective dates through the end of the lease, the rent per square foot ranges from $9.40 to $10.58. The Company is also obligated to pay building operating expenses. The Lease is subject to customary lease terms and conditions, including provisions relating to mandatory insurance and remedies upon default.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment attached as Exhibit 10.1 hereto, which is incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

d)	Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description
10.1	Lease Agreement between Zynex, Inc. and GIG CW Compark, LLC.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.

Date:	October 6, 2020	By:	/s/ Daniel J. Moorhead
Daniel J. Moorhead
Chief Financial Officer